Exhibit 99.1

Inogen Announces Second Quarter 2022 Financial Results

Robust Sequential Revenue Growth Driven by Fulfilled Demand

GOLETA, Calif., August 04, 2022 — Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended June 30, 2022 and provided a business update.

Second Quarter 2022 Highlights

•
Reported total revenue was $103.4 million for the period ended June 30, 2022, representing a 1.8% increase from $101.6 million for the period ended June 30, 2021.
•
On a constant currency basis, total revenue for the period ended June 30, 2022, increased 3.6% from $101.6 million for the period ended June 30, 2021.
•
Total revenue also represented a 28.6% increase from $80.4 million for the period ended March 31, 2022.
•
GAAP net loss of $3.4 million, adjusted net loss of $0.4 million, and adjusted EBITDA was a positive $3.2 million.
•
Strong balance sheet and cash position.

“We delivered solid performance in the quarter driven by our ability to fulfill customer demand, while effectively managing supply chain challenges and macro headwinds,” said Nabil Shabshab, Inogen’s President and Chief Executive Officer. “We are also seeing encouraging progress from our ongoing imperatives focused on strengthening the foundations of the company while simultaneously executing on our transformation. As we embark on the second half of the year, we are actively managing supply chain challenges, executing further on our strategic initiatives, and focusing on productivity to position us for long-term, sustainable growth and profitability. As a team, we are focused on our purpose of improving lives through respiratory care.”

Second Quarter 2022 Financial Results

Second quarter total revenue increased 1.8% to $103.4 million from $101.6 million in the second quarter of 2021, primarily driven by higher international sales and domestic rentals, partially offset by lower domestic business-to-business sales.

Total gross margin was 44.7% in the second quarter of 2022 versus 49.6% in the comparative period in 2021. The decline was driven primarily by an increase in material prices and warranty costs, partially offset by higher average selling price and favorable sales channel mix.

Total operating expense for the quarter was $49.1 million compared to $38.7 million in the second quarter of 2021, representing an increase of 27.1%. The increased spend was primarily due to a non-cash decrease in the benefit from the change in fair value of the New Aera earnout liability and ongoing strategic investments required to position the Company for long-term sustainable growth.

GAAP net loss for the second quarter of 2022 was $3.4 million compared to GAAP net income of $5.1 million during the second quarter of 2021. Adjusted net loss was $0.4 million compared to adjusted net income of $1.8 million during the second quarter of 2021.

Adjusted EBITDA was $3.2 million during the second quarter of 2022 compared to $12.4 million in the second quarter of 2021.

Cash and cash equivalents were $223.6 million as of June 30, 2022.

A reconciliation of adjusted EBITDA and adjusted net income (loss) for the three and six months ended June 30, 2022 and 2021 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2022 Financial Guidance

Inogen now projects revenue for the third quarter 2022 to be in the range of approximately $97 million to $100 million, or approximately 4% to 7% growth year-over-year.

Conference Call

Individuals interested in listening to the conference call today at 2:00pm PT/5:00pm ET may do so by dialing:

US domestic callers (877) 841-3961

International callers (201) 689-8589

Please reference Inogen to join the call. To listen to a live webcast, please visit the Investor Relations section of Inogen’s website at: http://investor.inogen.com/.

A replay of the call will be available beginning, August 4, 2022, at 4:00pm PT/7:00pm ET through 4:00pm PT/7:00pm ET on August 18, 2022. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13730720. The webcast will also be available on Inogen’s website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is a medical technology company offering innovative respiratory products for use in the homecare setting. The Company primarily develops, manufactures and markets innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the Company’s expectations related to its financial and operational results for the third quarter of 2022, expectations related to the second half of 2022 for growth as well as supply chain challenges; and expectations of future growth and profitability. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; risks related to the Company’s supply chain and limited availability of parts used in our POCs, the risk of further slowdowns or temporarily halts of production, or cost inflation for such components; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties and information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2022 and June 30, 2021. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Contact

Agnes Lee

alee@inogen.net

650.677.9138

Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue
Sales revenue	$89,291	$90,304	$156,693	$167,385
Rental revenue	14,085	11,259	27,068	21,110
Total revenue	103,376	101,563	183,761	188,495
Cost of revenue
Cost of sales revenue	50,661	46,565	90,161	89,200
Cost of rental revenue, including depreciation of $2,720 and $2,054, for the three months ended and $5,358 and $3,942 for the six months ended, respectively	6,457	4,663	12,336	9,087
Total cost of revenue	57,118	51,228	102,497	98,287
Gross profit	46,258	50,335	81,264	90,208
Operating expense
Research and development	6,064	4,123	11,428	8,138
Sales and marketing	30,388	29,317	58,427	54,808
General and administrative	12,682	5,224	27,871	17,723
Total operating expense	49,134	38,664	97,726	80,669
Income (Loss) from operations	(2,876)	11,671	(16,462)	9,539
Other income (expense)
Interest income	225	29	254	86
Other income (expense)	(722)	304	(1,155)	(6)
Total other income (expense), net	(497)	333	(901)	80
Income (loss) before provision for income taxes	(3,373)	12,004	(17,363)	9,619
Provision for income taxes	69	6,902	293	5,249
Net income (loss)	$(3,442)	$5,102	$(17,656)	$4,370
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(634)	123	(837)	(334)
Change in net unrealized gains (losses) on foreign currency hedging	(1,204)	390	(1,878)	1,534
Less: reclassification adjustment for net (gains) losses included in net income	606	(132)	1,206	(373)
Total net change in unrealized gains (losses) on foreign currency hedging	(598)	258	(672)	1,161
Change in net unrealized gains (losses) on marketable securities	7	(3)	(1)	1
Total other comprehensive income (loss), net of tax	(1,225)	378	(1,510)	828
Comprehensive income (loss)	$(4,667)	$5,480	$(19,166)	$5,198

Basic net income (loss) per share attributable to common stockholders (1)	$(0.15)	$0.23	$(0.77)	$0.20
Diluted net income (loss) per share attributable to common stockholders (1)	$(0.15)	$0.22	$(0.77)	$0.19
Weighted-average number of shares used in calculating net income (loss) per share attributable to common stockholders:
Basic common shares	22,845,040	22,444,246	22,799,981	22,313,546
Diluted common shares	22,845,040	22,874,321	22,799,981	22,734,079

(1)
Reconciliations of net income (loss) attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and six months ended June 30,2022, diluted loss per share is the same as basic.

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$223,621	$235,524
Marketable securities	-	9,989
Accounts receivable, net	31,146	24,452
Inventories, net	33,496	31,873
Income tax receivable	1,670	1,343
Prepaid expenses and other current assets	25,514	26,005
Total current assets	315,447	329,186
Property and equipment, net	40,418	38,926
Goodwill	32,803	32,979
Intangible assets, net	55,850	60,147
Operating lease right-of-use asset	23,484	24,912
Other assets	2,067	3,363
Total assets	$470,069	$489,513
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$26,808	$25,689
Accrued payroll	12,659	17,307
Warranty reserve - current	7,360	6,480
Operating lease liability - current	3,506	3,393
Deferred revenue - current	9,007	8,568
Income tax payable	-	75
Total current liabilities	59,340	61,512
Warranty reserve - noncurrent	7,144	7,246
Operating lease liability - noncurrent	21,678	23,281
Earnout liability - noncurrent	13,975	15,386
Deferred revenue - noncurrent	11,395	11,861
Total liabilities	113,532	119,286
Stockholders' equity
Common stock	23	23
Additional paid-in capital	304,939	299,463
Retained earnings	51,616	69,272
Accumulated other comprehensive income (loss)	(41)	1,469
Total stockholders' equity	356,537	370,227
Total liabilities and stockholders' equity	$470,069	$489,513

Condensed Consolidated Cash Flow
(unaudited)
(amounts in thousands)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$(17,656)	$4,370
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,608	10,339
Loss on rental units and other fixed assets	1,466	601
Gain on sale of former rental assets	(93)	(40)
Provision for sales revenue returns and doubtful accounts	6,200	5,266
Provision for rental revenue adjustments	—	2,065
Provision for inventory losses	1,552	888
Stock-based compensation expense	5,685	5,755
Deferred income taxes	—	5,297
Change in fair value of earnout liability	(1,411)	(7,775)
Changes in operating assets and liabilities	(19,918)	(6,637)
Net cash provided by (used in) operating activities	(12,567)	20,129
Cash flows from investing activities
Maturities of marketable securities	9,988	8,152
Investment in intangible assets	—	(101)
Investment in property and equipment	(2,236)	(3,594)
Production and purchase of rental equipment	(7,083)	(7,957)
Proceeds from sale of former assets	153	78
Net cash provided by (used in) investing activities	822	(3,422)
Cash flows from financing activities
Proceeds from stock options exercised	35	9,958
Proceeds from employee stock purchases	915	927
Payment of employment taxes related to release of restricted stock	(1,159)	(545)
Net cash provided by (used in) financing activities	(209)	10,340
Effect of exchange rates on cash	51	(159)
Net increase (decrease) in cash and cash equivalents	$(11,903)	$26,888

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue by region and category
Business-to-business domestic sales	$11,212	$27,558	$16,313	$58,301
Business-to-business international sales	37,441	21,823	65,382	37,543
Direct-to-consumer domestic sales	40,638	40,923	74,998	71,541
Direct-to-consumer domestic rentals	14,085	11,259	27,068	21,110
Total revenue	$103,376	$101,563	$183,761	$188,495
Additional financial measures
Units sold	42,400	52,400	72,800	101,800
Net rental patients as of period-end	43,800	37,100	43,800	37,100

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
Non-GAAP EBITDA and Adjusted EBITDA	2022	2021	2022	2021
Net income (loss) (GAAP)	$(3,442)	$5,102	$(17,656)	$4,370
Non-GAAP adjustments:	-
Interest income	(225)	(29)	(254)	(86)
Provision for income taxes	69	6,902	293	5,249
Depreciation and amortization	5,848	5,241	11,608	10,339
EBITDA (non-GAAP)	2,250	17,216	(6,009)	19,872
Stock-based compensation	3,020	3,239	5,685	5,755
Change in fair value of earnout liability	(2,041)	(8,082)	(1,411)	(7,817)
Adjusted EBITDA (non-GAAP)	$3,229	$12,373	$(1,735)	$17,810

	Three months ended June 30,
	Net Income (Loss)		Diluted EPS
Non-GAAP Adjusted Net Income (Loss) and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(3,442)	$5,102	$(0.15)	$0.22
Non-GAAP adjustments:
Amortization of intangibles	2,150	2,203
Stock-based compensation	3,020	3,239
Change in fair value of earnout liability	(2,041)	(8,082)
Income tax impact of adjustments (1)	(53)	(634)
Adjusted	$(366)	$1,828	$(0.02)	$0.08

	Six months ended June 30,
	Net Income (Loss)		Diluted EPS
Non-GAAP Adjusted Net Income (Loss) and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(17,656)	$4,370	$(0.77)	$0.19
Non-GAAP adjustments:
Amortization of intangibles	4,297	4,467
Stock-based compensation	5,685	5,755
Change in fair value of earnout liability	(1,411)	(7,817)
Income tax impact of adjustments (1)	(146)	(577)
Adjusted	$(9,231)	$6,198	$(0.40)	$0.27

(1)
Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of -1.7% for 2022 and 24% for 2021.